FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 18, 2008

General Red International, Inc.

(Exact name of registrant as specified in its charter)

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Texas	000-50471	75-2524355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
0174-Citrus Fruits	0001185218
(Standard Industrial Classification)	(Central Index Key)

Suite 1501, Plaza B, Jianwai SOHU

No. 39, Eastern Three Ring Middle Road

Chaoyang District, Beijing, China

Postal Code: 100020

(Address of principal executive offices, including zip code)

86-10-58699681

(Registrant’s telephone number, including area code)

86-10-58699621

(Registrant’s facsimile number, including area code)

Copy of Communication to:

Bernard & Yam, LLP

Attention: Man Yam, Esq.

401 Broadway Suite 1708

New York, NY 10013

Phone: 212-219-7783

Fax: 212-219-3604

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-c))

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Item 8.01 Other Events

On September 18, 2008, the NASDAQ OMX Group assigned a new symbol for the common stock of the General Red International, Inc. (“Company” formerly known as “Paradise Tan, Inc”). The new symbol is GRED, which will be effective on September 19, 2008. The assignment of the new symbol is in connection to the name change (from “Paradise Tan, Inc.” to ‘General Red International, Inc.” ) of the Company and the 45 for 1 reverse stock split of the common stock of the Company (“Reverse Stock Split”).

On September 19, 2008, the shareholders of Company’s common stock will receive one new share of common stock in exchange for every forty-five shares they hold. Company’s common stock will begin trading on a split-adjusted basis on the other OTC market under the new symbol GRED. The new CUSIP number reflecting both the name change and the Reverse Stock Split is 370599102.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2008	General Red International, Inc.

/s/Xingping Hou
Xingping Hou
President, Chairman of the Board